Exhibit 10.14

JUNZHANG DIGITAL TECHNOLOGY SHANGHAI CO., LTD.

Translation of Framework Agreement for Commissioned
Installation, Distribution and Maintenance Services

Party A: Junzhang Digital Technology Shanghai Co., Ltd.

Party B: [Subsidiary of Digital Technology Shanghai Co., Ltd.]

According to the Contract Law of the People's Republic of China and relevant laws and regulations, through negotiation, both parties have reached the following framework agreement on services such as entrusted distribution, installation, commissioning and maintenance in the region:

1. For a period of 24 months from                    to                  , Party A entrusts Party B as the service provider of Party A's product installation, distribution, commissioning and maintenance services in                     . The service orientation and contents include the following contents:

1. Distribution and service scope: within the of the contracted region.

2. Clients: All customers within Party A's business scope, business premises in designated areas or places where services are required.

3. Service goods: All products within Party A's business scope.

Such as:

Office equipment	Office stationery	Office consumables	Office furniture	Office software
Complete computer	Computer accessories	Network products	Digital accessories	IT equipment
Household appliances	Articles for daily use	Automotive supplies	Photographic camera	Communication equipment
Cultural and sports equipment	Large household appliances	Kitchen appliances	Cereals, oils and foodstuffs	Study books, etc.

4. Service scope: According to the service agreement between Party A and users, provide after-sales services such as door-to-door delivery, installation, commissioning, maintenance and warranty.

5. Depending on the needs of different users, complete all working procedures on time and in quantity: order confirmation, delivery receipt, customer reconciliation, invoice delivery, assistance in settlement, etc.

6. Warehousing service: Depending on the actual business needs, Party B shall provide corresponding turnover warehouse to ensure the daily operations of inbound and outbound goods.

II. Party B shall provide Party A with the following qualification materials:

A copy of the three-in-one business license; Qualification certificate of engineer or technician, etc.

JUNZHANG DIGITAL TECHNOLOGY SHANGHAI CO., LTD.

III. This Agreement shall be made in duplicate, one for each party. The unresolved matters may be settled through negotiation. The agreement shall come into effect from the date of signing and stamping. If this agreement expires and there is no dispute in cooperation during the agreement period, it may be regarded as an automatic renewal of this agreement. If both parties do not wish to continue cooperation, they may terminate this Agreement by giving written notice to the other party 2 months before the expiration of this Agreement.

IV. Rights and Obligations

1. The relationship between the two parties

(1) There is no employer-employee relationship between Party A and Party B under this Agreement. Under no circumstances can Party B be regarded as the employer of Party A.

(2) Party B shall not, on behalf of or in the name of Party A, be obliged to any third party for the "Goods" and their quality.

(3) Party B shall not use Party A's trade name, trademark and any logo owned by Party A without the written consent of Party A.

(4) When Party B obtains the written consent of Party A to use Party A's trademarks, service marks, etc., Party B shall not conduct activities that are damaging to Party A's reputation.

(5) When Party B obtains the written consent of Party A to use Party A's trademark and service mark, Party B must use the correct trademark and service mark according to Party A's designation, including font, color and design.

(6) Party A has the right to suspend Party B's use of Party A's logo at any time without giving reasons.

2. Confidentiality

When implementing this Agreement, Party B shall not disclose the sales and technical secrets (hereinafter referred to as "confidential information") owned by Party A from Party A to a third party. In case of disclosure of confidential information to a third party, Party A has the right to immediately cancel Party B's services, and Party B must compensate Party A for the direct and indirect losses according to the degree of breach.

In order to prevent the confidential information mentioned in the preceding paragraph from being leaked to a third party, Party B agrees to provide necessary education and supervision to its staff. Party B indemnifies its staff for any breaching activities.

3. Personal and Property Losses

Party B shall independently complete the after-sales service activities specified in this contract, and Party A shall not be responsible for any damage caused by Party B's staff during the implementation of after-sales service activities. If personal and property losses are caused by the defects of the goods themselves, Party A will bear the liability for damages according to the national laws and regulations on the premise that it is clearly caused by the defects of the products. The specific amount shall be determined by both parties through negotiation according to the degree of damage.

JUNZHANG DIGITAL TECHNOLOGY SHANGHAI CO., LTD.

Party A shall not be responsible for any labor damage caused by Party B's staff during the implementation of sales or after-sales service and other related activities.

4. Personnel Training

In order to promote and improve the quality of after-sales service, Party B shall ensure an appropriate number of maintenance service personnel with considerable professional quality and training.

Depending on the circumstances, Party A shall arrange for Party B's maintenance service personnel with considerable professional quality to carry out appropriate commodity knowledge and technical training.

5. Applicable Law

The rights and obligations of the parties stipulated in this Agreement shall be based on the current effective laws and regulations.

V. Others

1. If one party modifies the terms of this agreement due to special needs, it shall notify the other party 30 days in advance, and both parties shall negotiate and sign a written agreement separately. This agreement is made in duplicate, with each party holding one copy, which will come into effect after being signed or sealed by both parties.

2. This Agreement includes all office equipment entrusted by Party A to be installed in the service area. Service shall not be refused because the office location where the subsequent equipment is located is relatively remote. If it is too remote and exceeds a certain range, it may be negotiated separately.

3. The agreement shall come into effect as of the date of signing and stamping. In the circumstance where Party B does not wish to continue cooperation at the expiration of the agreement, it may send a written notice to the other Party 2 months before the expiration of the agreement period.

VI. Additional Clauses of Service Specifications

1. If Party B fails to arrive within the specified time after receiving the repair report from the equipment user or Party A, fails to communicate with Party A for approval and cause in adverse situations such as complaints against Party A, part of the service fee of the current month will be deducted according to the actual situation.

JUNZHANG DIGITAL TECHNOLOGY SHANGHAI CO., LTD.

2. Equipment damage caused by improper use by equipment users (such as toner cartridge assembly damage caused by failure to remove paper clips, ordering pins and pins when using recycled paper, etc.), Party B shall provide the maintenance report signed and confirmed by the equipment user, and charge Party A the cost of spare parts according to the actual degree of damage. The price of all spare parts shall be subject to the online public price.

3. When Party B implements maintenance service, it shall be implemented in accordance with the “Eshallgo Entrusted Service Specification.”

(No text below)

JUNZHANG DIGITAL TECHNOLOGY SHANGHAI CO., LTD.

Signature page:

Party A: Junzhang Digital Technology Shanghai Co., Ltd. Seal: Contact person: Lv Chun Tel: 13916910480 Address: 12th Floor, Building 16, No.1000 Jinhai Road, Pudong New Area, Shanghai	Party B: Seal: Contact person: Tel: Address: